SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 17, 2007

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street, Philadelphia, PA 19103

(Address of principal executive offices) (Zip Code)

(215) 299-6000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 17, 2007, the Board of Directors of FMC Corporation (“FMC”) approved, effective as of the same date, an amendment to the Corporation’s Bylaws whereby any and all classes and series of shares of the Corporation may be represented by uncertificated stock, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation.

A copy of the Restated Bylaws of FMC is filed as Exhibit 3.2 to this Form 8-K.

ITEM 8.01 Other Events.

On August 17, 2007, the Board of Directors of FMC declared a two-for-one split of its common stock to be effected in the form of a distribution payable on September 13, 2007, to shareholders of record of its common stock as of the close of business on August 31, 2007. Trading in the common stock will begin on a post-split adjusted basis on September 14, 2007.

In addition, the Board of Directors declared a regular quarterly dividend of 10.5 cents per share after giving effect to the stock split, payable on October 18, 2007, to shareholders of record at the close of business on September 28, 2007.

A copy of the press release announcing these events is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.2	Restated Bylaws of FMC Corporation (as of August 17, 2007).

99.1	Press release dated August 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION
By:	/s/ W. Kim Foster
W. Kim Foster Senior Vice President and Chief Financial Officer

Date: August 17, 2007

EXHIBIT INDEX

Exhibit Number	Description

3.2	Restated Bylaws of FMC Corporation (as of August 17, 2007).

99.1	Press release dated August 17, 2007.